                                                                     Exhibit 3.1

                          SECOND AMENDED AND RESTATED

                         CERTIFICATE OF INCORPORATION

                                      OF

                             PACER LOGISTICS, INC.
                   (Pursuant to Sections 242 and 245 of the
               General Corporation Law of the State of Delaware)

     PACER LOGISTICS, INC., a corporation organized and existing under the laws of the State of Delaware (the "Corporation"), hereby certifies as follows:
                               -----------

     FIRST: The present name of the Corporation is "Pacer Logistics, Inc." The original Certificate of Incorporation of the Corporation was filed with the Secretary of State of Delaware on March 5, 1997 under the name PMT Holdings, Inc. The original certificate of incorporation was amended and restated on April 1, 1997 and was further amended on May 1, 1998 to change the name of the Corporation to Pacer International, Inc. An amended and restated certificate of incorporation was filed with the Secretary of State of the State of Delaware on May 28, 1999 in which the name of the Corporation was changed to Pacer Logistics, Inc. A Certificate of Designations relating to the Series B Perpetual Participating Exchangeable Preferred Stock of the Corporation (the "Certificate of Designations") was also filed with the Secretary of State of the
----------------------------
State of Delaware on May 28, 1999.

     SECOND: This Second Amended and Restated Certificate of Incorporation (the "Certificate"), to read as set forth in Exhibit A hereto and to be effective as
 -----------
set forth in paragraph THIRD below, amends and restates in its entirety the present Certificate of Incorporation of the Corporation (including the Certificate of Designations) and integrates (including the provisions provided in the Certificate of Designations as the same are amended hereby) into a single instrument all of the provisions of its Certificate of Incorporation which were previously in effect and operative as a result of there having been heretofore filed with the Secretary of State one or more certificates or other instruments pursuant to any of the sections referred to in Section 104 of the General Corporation Law of the State of Delaware. This Certificate, including the amendments effected hereby, has been duly adopted and approved by the Board of Directors of the Corporation by unanimous written consent in lieu of a meeting thereof in accordance with the provisions of Sections 141(f), 242 and 245 of the General Corporation Law of the State of Delaware and by the stockholders of the Corporation by written consent in lieu of a meeting thereof in accordance with the provisions of Sections 228(a), 242 and 245 of the General Corporation Law of the State of Delaware.

     THIRD: This Certificate shall become effective immediately upon filing with the Secretary of State of the State of Delaware.

     IN WITNESS WHEREOF, the Corporation has caused this Certificate to be executed by a duly authorized officer this 5th day of June, 2001 and hereby affirms that the facts stated herein are true.

                                    Pacer Logistics, Inc.

                              By: ______________________________________

                                          Name: Donald C. Orris
                                  Title:  President and Chief Executive Officer

                          SECOND AMENDED AND RESTATED

                         CERTIFICATE OF INCORPORATION

                                      OF

                             PACER LOGISTICS, INC.

     1.  The name of the Corporation is "Pacer Logistics, Inc."

     2. The address of the Corporation's registered office in the state of Delaware is Corporation Trust Center, 1209 Orange Street, in the city of Wilmington, County of New Castle. The name of the Corporation's registered agent at such address is The Corporation Trust Company.

     3. The nature of the business and the purposes to be conducted and promoted by the Corporation are to conduct any lawful business, to promote any lawful purpose and to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware (the "DGCL").
               ----

     4. (i) The total number of shares of stock which the Corporation shall have authority to issue is ten million (10,000,000) shares of common stock, par value $.01 per share (the "Common Stock"), and one million (1,000,000) shares of
                           ------------
preferred stock, par value $.01 per share (the "Preferred Stock"), forty-five
                                                ---------------
thousand (45,000) of which shall be designated Series A Preferred Stock (the "Series A Preferred Stock"), and fifty thousand (50,000) of which shall be
 ------------------------
designated Series B Perpetual Participating Exchangeable Preferred Stock (the "Series B Preferred Stock"). The consideration for the issuance of shares of
 ------------------------
said stock may be paid in any manner permitted by the laws of the State of Delaware.

             (ii) Each share of Common Stock shall entitle the holder thereof to one vote at every annual or special meeting of the stockholders of the Corporation. There shall be no cumulative voting of the Common Stock of the Corporation.

             (iii) Any shares of Preferred Stock which may be redeemed, purchased or acquired by the Corporation may be reissued except as otherwise provided by law. Different series of Preferred Stock shall not be construed to constitute different classes of shares for the purposes of voting by classes unless expressly provided.

             (iv) Authority is hereby expressly granted to the Board of Directors of the Corporation (the "Board of Directors") from time to time to
                                   ------------------
issue the Preferred Stock in one or more series, and in connection with the creation of any such series, by resolution or resolutions providing for the issue of the shares thereof, to determine and fix such voting powers, full or limited, or no voting powers, and such designations, preferences and relative, participating, optional or other special rights, and qualifications, limitations or restrictions thereof, including, without limitation thereof, dividend rights, conversion rights, redemption privileges and liquidation preferences, as shall be stated and expressed in such resolutions, all to the fullest extent now or hereafter permitted by the DGCL. Without limiting the generality of the foregoing, the resolutions providing for issuance of any series of Preferred Stock may, subject to the provisions hereof, provide that such series shall be superior or rank equally or be junior to the Preferred Stock of any other series to the extent permitted by law.

               (v)  Series A Preferred Stock
                    ------------------------

                    (a) DEFINITIONS. As used in this Section 4(v), the following capitalized terms have the following meanings:

     "Affiliate" means, with respect to any Person, any other Person that,
      ---------
directly or indirectly, through one or more intermediaries, controls, or is controlled by, or is under common control with, such Person. For the purpose of the above definition, the term "control" (including, with correlative meaning, the terms "controlling," "controlled by" and "under common control with"), as used with respect to any Person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting Securities, by contract or otherwise.

     "Issuance Date" means, with respect to each share of Series A Preferred
      -------------
Stock, the date upon which such share was originally issued.

     "Liquidation" means (i) any voluntary or involuntary liquidation,
      -----------
dissolution or winding-up of the affairs of the Corporation, (ii) the sale of all or substantially all of the assets of the Corporation and its Subsidiaries, on a consolidated basis, to any Person which or who is not a wholly owned Subsidiary of the Corporation, or (iii) the merger or consolidation of the Corporation with or into another Person under circumstances in which the holders of a majority in voting power of the outstanding capital stock of the Corporation, immediately prior to such merger or consolidation own less than a majority in voting power of the outstanding capital stock of the surviving or resulting corporation, immediately following such merger or consolidation. For the purpose of this definition, a sale (or multiple related sales) of one or more Subsidiaries of the Corporation (whether by way of merger, consolidation or sale of all or substantially all assets) to a Person (other than the Corporation or a wholly owned Subsidiary thereof) which constitutes all or substantially all of the consolidated assets of the Corporation and its Subsidiaries shall be deemed a Liquidation.

     "Liquidation Date" has the meaning ascribed to it in Section 4(v)(c)(2).
      ----------------

     "Liquidation Preference" means, at any point in time and with respect to
      ----------------------
each share of Series A Preferred Stock, an amount per share equal to the Original Issuance Price of such share, plus the aggregate amount of all dividends declared on such share (if any) through the date in question, less the aggregate amount of all distributions (if any) of any kind or description made by the Corporation with respect to such share, whether constituting a return of the Original Issuance Price of such share or a payment of dividends on such share through the date in question or otherwise.

     "Original Issuance Price" means, in the case of a share of Series A
      -----------------------
Preferred Stock, $9.00. The Original Issuance Price with respect to any share of Series A Preferred Stock shall be adjusted to reflect any stock dividend or distribution, stock split, reverse stock split or combination or other similar pro rata recapitalization event affecting any such series of the Corporation's stock.

     "Person" shall be construed broadly and shall include an individual, a
      ------
partnership, a corporation, an association, a joint stock company, a limited liability company, a trust, a joint venture, an unincorporated organization and a governmental entity or any department, agency or political subdivision thereof.

     "Securities" means, with respect to any Person, such Person's "securities"
      ----------
as defined in Section 2(1) of the Securities Act and includes, without limitation, such Person's capital stock or other equity interests or any options, warrants or other securities that are directly or indirectly convertible into, or exercisable or exchangeable for, such Person's capital stock or other equity interests.

     "Securities Act" shall mean the Securities Act of 1933, as amended, or any
      --------------
similar federal law then in force.

     "Subsidiary" means, with respect to any other Person, any Person (i) whose
      ----------
shares of stock or other Securities having a majority of the general voting power in electing the board of directors or equivalent governing body (excluding shares or other Securities entitled to vote only upon the failure to pay dividends thereon or other contingencies) are, at the time as of which any determination is being made, owned by such other Person either directly or indirectly through one or more other Persons constituting Subsidiaries of such other Person or (ii) more than a 50% interest in the profits or capital of whom is, at the time as of which any determination is being made, owned by such other Person either directly or indirectly through one or more other Persons constituting Subsidiaries of such other Person.

               (b)  DIVIDENDS AND DISTRIBUTIONS.

                    (1) The holders of Series A Preferred Stock shall be entitled to receive dividends in cash at the per annum rate of 12% of the Original Issuance Price of a share of such Series A Preferred Stock (subject to equitable adjustment to reflect stock splits, stock dividends, stock combinations, recapitalizations, and like occurrences) if, when and as declared by the Board of Directors in its sole discretion. Dividends shall be payable to the holders of record of Series A Preferred Stock as they appear on the stock ledger of the Corporation on the date (a "Record Date") fixed by the Board of
                                          -----------
Directors, which Record Date shall not be more than 60 days preceding the relevant date on which dividends shall be paid and shall not precede the date on which the resolution fixing such Record Date shall have been adopted.

                    (2) So long as any shares of Series A Preferred Stock are outstanding, unless otherwise waived by the holders of a majority in interest of the Series A Preferred Stock then outstanding, the Corporation shall not pay or declare or set apart for payment any dividend or make any other distribution (whether in cash or obligations of the Corporation or other properties) on or with respect to any shares of Common Stock or any other shares of capital stock of the Corporation ranking on a parity with or junior to Series A Preferred Stock with respect to dividends or redeem, repurchase or otherwise acquire (for any consideration or any moneys be paid to or made available for a sinking fund for the redemption of any shares of any such stock) any such shares.

                    (3) Notwithstanding anything contained herein to the contrary, the Corporation shall not be obligated to declare or pay any dividend on the Series A Preferred Stock or to make any distribution of any kind on or with respect to the Series A Preferred Stock pursuant to this Section 4(v)(b) or otherwise if such dividend or distribution is prohibited by any agreement between the Corporation and any third-party lender to the Corporation; provided, however, that any dividends or distributions by the Corporation contemplated by this Section 4(v)(b) or otherwise which would be payable but for the foregoing clause of this Section 4(v)(b)(3) shall be payable immediately following the termination of the provisions prohibiting the payment thereof set forth in such agreements, and the Corporation shall use its reasonable commercial efforts to obtain any consents, approvals or other authorizations necessary for the payment thereof.

               (c)  LIQUIDATION.

                    (1)  Upon a Liquidation:

                         (A)  The holders of record of Series A Preferred Stock
shall be entitled to receive, prior and in preference to any distribution to any holder of Common Stock or other class or series of capital stock of the Corporation, for each share of such Series A Preferred Stock, an amount equal to the Liquidation Preference of such share. If the assets of the Corporation available for distribution to the holders of Series A Preferred Stock shall be insufficient to permit the payment of the full preferential amount set forth in this Section 4(v)(c)(1)(A), the holders of Series A Preferred Stock shall share ratably in any distribution of the assets of the Corporation based on the respective amounts which would be payable to them in respect of the shares of Series A Preferred Stock held by them upon such distribution pursuant to this
Section 4(v)(c)(1)(A) if all amounts payable on or with respect to such shares were paid in full.

                         (B)  After all distributions pursuant to Section
4(v)(c)(1)(A) have been made, the remaining assets of the Corporation available for distribution, if any, to the stockholders of the Corporation shall be distributed to the holders of shares of Common Stock pro rata based on the number of shares of Common Stock held.

                    (2) The Corporation shall mail a written notice of Liquidation to each holder of record of shares of Series A Preferred Stock, at his or its post office address last shown on the records of the Corporation, not less than 30 days prior to the date on which such Liquidation is to be consummated (the "Liquidation Date").
                  ----------------

               (d) VOTING. Except as required by law, the holders of Series A Preferred Stock shall not be entitled to vote on any matters submitted to the vote of stockholders of the Corporation.

               (e) REDEMPTION. At any time and from time to time, the Corporation may redeem any or all of the outstanding shares of Series A Preferred Stock at a purchase price per share equal to the Liquidation Preference per share plus accrued and unpaid dividends, if any, declared by the Board of Directors prior to such redemption.

               (vi)  Series B Preferred Stock.
                     ------------------------

                     (a) STATUS UPON REPURCHASE. Any shares of Series B Preferred Stock purchased or otherwise acquired by the Corporation or the Parent shall be retired and shall resume the status of authorized and unissued shares of Preferred Stock of the Corporation, without designation as to series, until such shares are once more designated as part of a particular series of Preferred Stock by the Board of Directors.

                     (b) VOTING.

                         (1)  The holders of the Series B Preferred Stock shall
have no voting rights, except as otherwise required by law and except as set forth in this Section 4(vi). The holders of the Series B Preferred Stock shall vote as a class on all matters which affect the specific rights and preferences of the Series B Preferred Stock as more specifically set forth in Section 4(vi)(e) hereof.

                         (2)  When and if the holders of the Series B Preferred
Stock are entitled to vote by law or pursuant to this Section 4(vi), each holder will be entitled to one vote per share. Shares of the Series B Preferred Stock held by the Corporation or any affiliate thereof shall not be entitled to vote on any matter presented to the holders of the Series B Preferred Stock, except to the extent otherwise required by law.

                         (3)  Whenever holders of Series B Preferred Stock are
required or permitted to take any action by vote as a single class or series, such action may be taken without a meeting by written consent, setting forth the action so taken and signed by the holders of the Series B Preferred Stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted.

                     (c) DIVIDENDS.

                         (1) The holders of the Series B Preferred Stock shall
be entitled to receive, out of funds legally available therefor, when, as and if declared by the Board of Directors, cumulative dividends for each share of Series B Preferred Stock outstanding, (A) for the period from May 28, 1999 to May 28, 2001, at the annual rate of the greater of (i) 7.5% of the Liquidation Value (as defined in Section 4(vi)(k) hereof) per share and no more (the "Stock
                                                                          -----
Dividend"), and (ii) an amount equal to quotient of (1) 10% of the Aggregate
--------
Dividends (as defined in Section 4(vi)(k) hereof) since the previous Dividend Payment Date (as defined below) or May 28, 1999, as appropriate, divided by (2)
                                                                 ------- --
22,348.44, and no more (the "Participation Dividend"; the Stock Dividend and/or
                             ----------------------
the Participation Dividend, as applicable, the "Dividends") and (B) thereafter,
                                                ---------
at an annual rate equal to the Participation Dividend determined as provided in the foregoing clause (A); provided that no Participation Dividend shall be
                          --------
declared by the Board of Directors or paid by the Corporation if such declaration or payment would be prohibited by, or cause a default under, the terms of any agreement relating to indebtedness of the Corporation or Parent (as defined in Section 4(vi)(k) hereof). The Stock Dividend shall be payable annually in arrears only in additional shares of Series B Preferred Stock and the number of shares so delivered shall be equal to the quotient of (x) the Stock Dividend, divided by
                                                                    ------- --
(y) the Liquidation Value (as defined in Section 4(vi)(k) hereof). The Participation Dividend shall be payable annually in arrears only in cash. Dividends shall accrue, without interest, from day to day (whether or not the Corporation has earnings, there are funds legally available therefor or such dividends are declared) and shall be fully cumulative. Dividends, if declared, shall be payable annually on the last business day of each fiscal year of the Corporation (each such date being hereinafter referred to as a "Dividend Payment
                                                                ----------------
Date") following the original date of issuance of any share of Series B
----
Preferred Stock (the "Issue Date").
                      ----------

                    (2) In no event, so long as any shares of Series B Preferred Stock remain outstanding, shall any dividend (whether in cash, securities or other property) be declared or paid upon, nor shall any distribution be made upon, any class or series of Preferred Stock ranking on a parity with the Series B Preferred Stock as to payment of dividends or any Junior Stock (as defined in Section 4(vi)(k) hereof) (other than a dividend or distribution declared or made upon Common Stock of the Corporation), unless all Dividends up to date of such dividend or distribution shall have been paid in full. Whenever all dividends have not been paid in full upon the Series B Preferred Stock or any other class or series of Preferred Stock ranking on a parity with the Series B Preferred Stock as to payment of dividends, all dividends declared or paid, or other distribution made, upon shares of the Series B Preferred Stock or upon any shares of Preferred Stock ranking on a parity with the Series B Preferred Stock as to payment of dividends shall be declared, paid or made to all holders of Series B Preferred Stock and such Preferred Stock ranking on a parity with the Series B Preferred Stock as to the payment of dividends ratably in accordance with the respective amounts of unpaid Dividends (or in the case of such Preferred Stock ranking on a parity with the Series B Preferred Stock as to payment of dividends accrued and unpaid dividends) on such shares. The record date for the payment of Dividends shall be the fifteenth day of the month immediately preceding the Dividend Payment Date. Holders of the shares of the Series B Preferred Stock shall not be entitled to any dividends, whether payable in cash, property or stock, in excess of all unpaid Dividends, as provided in this Section 4(vi)(c).

               (d)  LIQUIDATION.

                    (1) Upon any liquidation, dissolution or winding up of the Corporation, whether voluntary or involuntary (a "Liquidation Event"), the
                                                  -----------------
holder(s) of each outstanding share of Series B Preferred Stock shall first be entitled, before any distribution or payment is made upon any Junior Stock, to be paid, in the case of each such share, an amount equal to (A) the Liquidation Value of such share, plus (B) the sum of (1) all unpaid Dividends on such share
                     ----
as of the immediately preceding Dividend Payment Date and (2) dividends on such share accrued from and including such immediately preceding Dividend Payment Date to the relevant payment date, plus (C) an amount per share of Series B
                                   ----
Preferred Stock equal to (1) 5% of the total assets available for distribution to the holders of the Corporation's equity upon a Liquidation Event, divided by
                                                                     ------- --
(2) 22,348.44 (the sum of the amounts set forth in the foregoing (B) and (C), collectively, the "Preference Amount"). The Preference Amount plus the
                   -----------------
Liquidation Value is herein referred to as the "Liquidation Amount.". If upon
                                                ------------------
such Liquidation Event, the assets to be distributed among the holders of Series B Preferred Stock shall be insufficient to permit payment in full to all holders of Series B Preferred Stock of the aggregate Liquidation Amount and the amount of any payment to all holders of any other class or series of Preferred Stock ranking on parity with the Series B Preferred Stock as to liquidation, then the entire assets of the Corporation to be so distributed shall be distributed ratably among the holders of Series B Preferred Stock and the holders of any other class or series of Preferred Stock ranking on parity with the Series B Preferred Stock as to liquidation, in accordance with the respective amounts payable on liquidation upon the shares of Series B Preferred Stock and such Preferred Stock ranking on parity with the Series B Preferred stock as to liquidation. After payment in full to the holders of Series B Preferred Stock of the aggregate Liquidation Amount as aforesaid, holders of the Series B Preferred Stock shall, as such, have no right or claim to any of the remaining assets of the Corporation.

                    (2) Neither the merger nor the consolidation of the Corporation, nor the consummation of a statutory binding share exchange involving the Corporation, shall be deemed to be a Liquidation Event within the meaning of this Section 4(vi)(d), unless such sale, lease, or conveyance shall be in connection with a plan of liquidation, dissolution or winding up of the Corporation.

               (e) RESTRICTIONS REGARDING CERTAIN ACTIONS. At any time when shares of Series B Preferred Stock are outstanding, the Corporation shall not, without the approval of the holders of record of at least a majority of the then outstanding shares of the Series B Preferred Stock, given in writing or by vote at a meeting, consenting or voting (as the case may be) separately as a single series, given in writing or by vote at a meeting, consenting or voting (as the case may be) together as a separate single class: amend, alter, repeal or modify
(i) any of the rights, preferences or privileges of the Series B Preferred Stock as set forth in this Second Amended and Restated Certificate of Incorporation or
(ii) any other provision of this Second Amended and Restated Certificate of Incorporation or the Corporation's Bylaws (the "By-laws") if such amendment, alteration, repeal or modification would have a material and adverse effect on the rights of the holders of the Series B Preferred Stock.

          Except as otherwise set forth in this Section 4(vi)(e) or as required by law, the holders of Series B Preferred Stock shall not have any relative, participating, optional or other special voting rights and powers and the consent or vote of such holders shall not be required for the taking of any corporate action by the Corporation or the Board of Directors. The provisions of this Section 4(vi)(e) are in lieu of, and not in addition to, any voting rights specified in this Second Amended and Restated Certificate of Incorporation as applicable to all series of Preferred Stock.

               (f)  EXCHANGE AT THE OPTION OF HOLDERS.

                    (1) The holders of shares of Series B Preferred Stock shall have the following exchange rights:

                         (A) Right to Exchange. Subject to the terms and
                             -----------------
conditions of this Section 4(vi)(f), the holder of any share or shares of Series B Preferred Stock shall have the right, at such holder's option at any time after the date occurring 15 months from May 28, 1999 and before the date occurring 48 months from May 28, 1999 (except as otherwise provided in the second to last sentence of this subsection)(such period, the "Exchange Period"),
                                                              ---------------
to exchange any such share or shares of Series B Preferred Stock into such number of fully paid and nonassessable shares of PI Common Stock (as defined in
Section 4(vi)(k) hereof), as is obtained by (i) multiplying (A) the number of shares of Series B Preferred Stock so to be exchanged by (B) the Liquidation Value for each share plus all accrued and unpaid Dividends on each share as of the immediately preceding Dividend Payment Date and (ii) dividing the result by the initial exchange price of $11.50 (the "Initial Exchange Price") per share
                                           ----------------------
or, in case an adjustment of such exchange price has taken place pursuant to the further provisions of this Section 4(vi)(f), then by the exchange price as last adjusted and in effect at the date any share or shares of Series B Preferred Stock are surrendered for exchange (such price, or such price as last adjusted, being referred to herein as the "Exchange Price"). An exchange of shares of
                                 --------------
Series B Preferred Stock pursuant to this Section 4(vi)(f) shall be effected directly with the Parent, and the Parent has agreed, pursuant to the Acknowledgement (as defined in Section 4(vi)(k) hereof) (x) to issue and deliver shares of PI Common Stock to or upon the order of any holder of shares of Series B Preferred Stock that surrenders such shares for exchange pursuant to this
Section 4(vi)(f), and (y) to otherwise perform the actions required of it under this Section 4(vi)(f). Such rights of exchange shall be exercised by the holder thereof by giving written notice that the holder elects to exchange a stated number of shares of Series B Preferred Stock into PI Common Stock and by surrender of a certificate or certificates for the shares to be so exchanged, duly endorsed to the Parent or in blank, to the Parent at its principal office (or such other office or agency of the Parent as the Parent may designate by notice in writing to the holders of the Series B Preferred Stock) at any time during its usual business hours on the date or dates set forth in such notice, together with a statement of the name or names (with address) in which the certificate or certificates for shares of PI Common Stock shall be issued. Each notice of exchange shall be irrevocable, and each exchange shall be deemed to have been effected immediately prior to the close of business on the date (the "Exchange Date") on which all of the requirements for such exchange shall have
 -------------
been satisfied. In case of (i) the purchase of any shares of Series B Preferred Stock pursuant to Section 4(vi)(h) hereof, such right of exchange shall cease and terminate, as to the shares to be purchased, at the close of business on the first business day preceding the date fixed for such purchase, unless (A) the Parent shall thereafter default in the payment of the Purchase Price (as defined in Section 4(vi)(h)(2) hereof) for the shares to be so purchased or (B) as otherwise provided in Section 4(vi)(h)(4) below or (ii) any liquidation of the Corporation, such right of exchange shall cease and terminate at the close of business on the business day fixed for payment of the amount distributable to the holders of the Series B Preferred Stock pursuant to Section 4(vi)(d). The number of shares into which the Series B Preferred Stock is exchangeable will be determined without giving effect to any Dividends on the shares of Series B Preferred Stock from and including the immediately preceding Dividend Payment Date to the Exchange Date, no consideration will be payable in respect of any such Dividends that may exist with respect to any Series B Preferred Stock that the holder elects to exchange into PI Common Stock and the exercise by a holder of Series B Preferred Stock into PI Common Stock shall constitute a waiver in all respects of any and all rights that the holder may have to such Dividends.

               (B)  Issuance of Certificates; Time Exchange Effected. Promptly
                    ------------------------------------------------
after the receipt of the written notice referred to in Section 4(vi)(f)(1)(A) and surrender of the certificate or certificates for the share or shares of Series B Preferred Stock to be exchanged, the Parent shall issue and deliver or cause to be issued and delivered, to such holder of Series B Preferred Stock or to such holder's nominee or nominees, registered in such name or names as such holder may direct, a certificate or certificates for the number of shares of PI Common Stock, subject to Section 4(vi)(f)(1)(C) below, issuable upon the exchange of such share or shares of Series B Preferred Stock. Such exchange shall be deemed to have been effected and the Exchange Price shall be determined as of the close of business on the Exchange Date, and at such time the rights of the holder of such share or shares of Series B Preferred Stock shall cease, and the Person or Persons in whose name or names any certificate or certificates for shares of PI Common Stock shall be issuable upon such exchange shall be deemed to have become the holder or holders of record of the shares represented thereby.

               (C)  No Fractional Shares; Partial Exchange. In the event that
                    --------------------------------------
the computation pursuant to Section 4(vi)(f)(1)(A) of the number of shares of PI Common Stock issuable upon exchange of shares of Series B Preferred Stock results in any fractional share of PI Common Stock, the number of shares of PI Common Stock issuable upon such exchange shall be rounded up or down to the next nearest share (i.e., .50 or greater will be rounded up and less than .50 will be
               ----
rounded down). In case the number of shares of Series B Preferred Stock represented by the certificate or certificates surrendered pursuant to Section 4(vi)(f)(1)(A) exceeds the number of shares exchanged, the Parent shall cause the Corporation to, upon such exchange, issue and deliver to the holder of the certificate or certificates so surrendered, at the expense of the Corporation, a new certificate or certificates for the number of shares of Series B Preferred Stock represented by the certificate or certificates surrendered which are not to be exchanged, and which new certificate or certificates shall entitle the holder thereof to the rights of the shares of Series B Preferred Stock represented thereby to the same extent as if the certificate theretofore covering such unexchanged shares had not been surrendered for exchange.

               (D)  Subdivision or Combination of PI Common Stock or Series B
                    ---------------------------------------------------------
Preferred Stock. In case Parent shall at any time subdivide (by any stock split,
---------------
stock dividend or otherwise) its outstanding shares of PI Common Stock into a greater number of shares, the Exchange Price and the Initial Exchange Price in effect immediately prior to such subdivision shall be proportionately reduced, and, conversely, in case the outstanding shares of PI Common Stock shall be combined into a smaller number of shares, the Exchange Price and the Initial Exchange Price in effect immediately prior to such combination shall be proportionately increased, as determined in good faith by the Board of Directors of the Corporation. Similarly, in the event of a subdivision or combination of the Series B Preferred Stock by the Corporation, the Liquidation Value and the Preference Amount shall be proportionately reduced or increased, as the case may be.

               (E)  Notice of Adjustment. Upon any adjustment of the Exchange
                    --------------------
Price, then and in each such case the Corporation shall give written notice thereof, (i) by certified or registered mail, postage prepaid, (ii) by a nationally known overnight delivery service or (iii) delivered by hand, addressed to each holder of shares of Series B Preferred Stock at the address of such holder as shown on the books of the Corporation, which notice shall state the Exchange Price resulting from such adjustment, setting forth in reasonable detail the method upon which such calculation is based.

               (F)  Other Notices.  In case at any time:
                    -------------

                    (I) there shall occur a PI Change of Control (as defined in Section 4(vi)(k) hereof);

                    (II) there shall be any distribution on the capital stock of the Corporation or capital reorganization or reclassification of the capital stock of the Corporation, or a consolidation or merger of the Corporation with or into, or a sale of all or substantially all its assets to, another entity or entities; or

                    (III) there shall be a voluntary or involuntary dissolution, liquidation or winding up of the Corporation,

then, in any one or more of said cases, the Corporation shall give (A) by certified or registered mail, return receipt requested, postage prepaid, (B) by a nationally known overnight delivery service or (C) delivered by hand, addressed to each holder of any shares of Series B Preferred Stock at the address of such holder as shown on the books of the Corporation at least 10 days' prior written notice of the date on which such PI Change of Control will occur, or the books of the Corporation shall close or a record shall be taken for such distribution or for determining rights in respect of any such reorganization, reclassification, consolidation, merger, sale, dissolution, liquidation or winding up and the date when the same shall take place. Such notice in accordance with the foregoing sentence shall also specify the date on which the holders of shares of Series B Preferred Stock shall be entitled to exchange their Series B Preferred Stock for PI Common Stock, securities or other property deliverable upon such PI Change of Control, reorganization, reclassification, consolidation, merger, sale, dissolution, liquidation or winding up, as the case may be.

               (G)  Stock to be Reserved. The Parent has agreed, pursuant to the
                    --------------------
Acknowledgement, that the Parent shall at all times reserve and keep available out of its authorized but unissued PI Common Stock, solely for the purpose of issuance upon the exchange of Series B Preferred Stock as herein provided, such number of shares of PI Common Stock as shall then be issuable upon the exchange of all outstanding shares of Series B Preferred Stock. The Parent has additionally agreed, pursuant to the Acknowledgement, that all shares of PI Common Stock which shall be so issued shall be duly and validly issued and fully paid and nonassessable and free from all taxes, liens and charges with respect to the issue thereof. The Parent has agreed, pursuant to the Acknowledgement, to take all such action as may be necessary to assure that all such shares of PI Common Stock may be so issued without violation of any applicable law or regulation, or of any requirement of any national securities exchange upon which the PI Common Stock may be listed.

                         (H)  Issue Tax. The issuance of certificates for shares
                              ---------
of PI Common Stock upon exchange of Series B preferred Stock shall be made without charge to the holders thereof for any issuance tax in respect thereof, provided that the Corporation shall not be required to pay any tax which may be payable in respect of any transfer involved in the issuance and delivery of any certificate in a name other than that of the holder of the Series B Preferred Stock which is being exchanged.

                         (I)  Closing of Books. The Corporation will at no time
                              ----------------
close its transfer books against the transfer of any Series B Preferred Stock in any manner which interferes with the timely exchange of such Series B Preferred Stock, except as may otherwise be required to comply with applicable securities laws.

               (g)  [RESERVED]

               (h)  PURCHASE RIGHT.

                    (1) The shares of the Series B Preferred Stock may be purchased by Parent at the option of Parent by resolution of Parent's Board of Directors or executive committee, in whole or, from time to time, in part, at any time on or after the date occurring 15 months from May 28, 1999 (the period after such date, the "Purchase Period"), subject to the limitations set forth
                      ---------------
below. The Corporation, at the direction of the Parent, shall send written notice of such election (the "Purchase Notice") not more than 30 days, but no
                              ---------------
less than 10 days prior to the purchase date fixed in such Purchase Notice (such date, the "Purchase Date").
           -------------

                    (2) The shares of Series B Preferred Stock to be purchased on the Purchase Date shall be purchased by paying for each share an amount equal to the Liquidation Value for such share, such amount being referred to as the "Purchase Price." Such payment shall be made in full on the Purchase Date to the
 --------------
holders entitled thereto, in the sole discretion of Parent, as follows:

                         (A)  in the number of shares of PI Preferred Stock (as
defined in Section 4(vi)(k) hereof) equal to the number of shares of Series B Preferred Stock to be purchased;

                         (B)  in an amount in cash equal to the Purchase Price;
or

                         (C)  a combination of (A) and (B) as determined by the
Parent's Board of Directors or executive committee.

                    (3) If less than all of the outstanding shares of the Series B Preferred Stock are to be purchased, the number of shares to be purchased shall be determined by the Parent's Board of Directors or executive committee and the shares to be purchased shall be determined pro rata or by lot
                                                             --- ----
or in such other manner and subject
to such regulations as the Parent's Board of Directors or executive committee, in their respective sole discretion, shall prescribe.

                    (4) If a Purchase Notice has been given by the Corporation pursuant to this Section 4(vi)(h) setting forth a Purchase Date occurring during the Exchange Period, and any holder of shares of Series B Preferred Stock shall, prior to the close of business on the business day preceding the Purchase Date, give written notice to the Parent pursuant to Section 4(vi)(f)(1)(A) above of the exchange of any or all of the shares to be purchased held by such holder, and if such holder surrenders a certificate or certificates for the shares so to be exchanged to the Parent as set forth in Section 4(vi)(f)(1)(A) above, then such mandatory purchase shall not become effective as to such shares to be exchanged and such exchange shall become effective as provided in Section 4(vi)(f)(1)(A) above.

                    (5) Purchase Notice shall be given by the Corporation (i) by certified mail, postage prepaid, (ii) by a nationally known overnight delivery service or (iii) delivered by hand, addressed to each holder of record (at the close of business on the business day next preceding the day on which the Purchase Notice is given) of shares of Series B Preferred Stock, notifying such holder of the purchase and specifying the Purchase Price applicable to the Series B Preferred Stock, the Purchase Date and the place where said Purchase Price shall be payable. The Purchase Notice shall be addressed to each holder at his address as shown by the records of the Corporation. On or after the Purchase Date fixed in the Purchase Notice, each holder of Series B Preferred Stock to be so purchased shall present and surrender the certificate or certificates for such shares to the Parent at the place designated in said notice and thereupon the Purchase Price of such shares shall be paid to, or to the order of, the Person whose name appears on such certificate or certificates as the owner thereof. From and after the close of business on the Purchase Date, unless there shall have been a default in the payment of the Purchase Price upon surrender of a certificate or certificates representing shares of Series B Preferred Stock to be purchased, all rights of holders of shares of Series B Preferred Stock subject to purchase on the Purchase Date (except the right to receive the Purchase Price upon surrender of a certificate or certificates representing shares of Series B Preferred Stock to be purchased, but without interest) shall cease with respect to such shares, and such shares shall not thereafter be transferred on the books of the Corporation or be deemed to be outstanding for any purpose whatsoever. In case less than all the shares represented by any such certificate are purchased, a new certificate shall be issued by the Corporation representing the unpurchased shares. Shares of the Series B Preferred Stock purchased, redeemed or retired pursuant to the provisions of this Section 4(vi)(h) or surrendered to the Corporation upon exchange shall thereupon be retired and may not be reissued as shares of the Series B Preferred Stock but shall thereafter have the status of authorized but unissued shares of Preferred Stock of the Corporation, without designation as to series until such shares are once more designated as part of a particular series of Preferred Stock of the Corporation.

               (i) RESTRICTIONS ON TRANSFER OF SERIES B PREFERRED STOCK. A holder of shares of Series B Preferred Stock shall not make, nor suffer to be made, any transfer, sale, assignment, gift, pledge, mortgage, or other disposition or encumbrance (all of which are comprised within the word "transfer" as used hereinafter) of all or any portion of the Series Preferred B Stock held by such holder prior to the date which is 48 months from May 28, 1999 (the "Transferability Date"), except as otherwise contemplated in this Section 4(vi).
---------------------
Any transfers occurring prior to the Transferability Date which are not in compliance with the terms of this Section 4(vi)(i), shall be null and void and the Corporation shall not, and shall cause any transfer agent not to, give any effect in the Corporation's records to such attempted transfer.

          (j) NO PREEMPTIVE RIGHTS. The holders of shares of Series B Preferred Stock shall have no preemptive rights, including preemptive rights with respect to any shares of capital stock or other securities of the Corporation or the Parent convertible into or carrying rights or options to purchase any such shares.

          (k) DEFINITIONS. Unless the context otherwise requires, the terms defined in this Section 4(vi)(k) shall have, for all purposes of this Section 4(vi), the meanings herein specified:

     "Acknowledgment" shall mean the Acknowledgement dated as of June 5, 2001
      --------------
executed by the Parent for the benefit of the holders of the Series B Preferred Stock.

     "Affiliate" shall have the meaning set forth in Rule 12b-2 promulgated by
      ---------
the Securities and Exchange Commission under the Exchange Act.

     "Aggregate Dividends" shall mean the aggregate dividends paid on the Common
      -------------------
Stock of the Corporation to the Parent for further distribution to the shareholders of the Parent as determined by the Board of Directors in good faith. Aggregate Dividends shall specifically exclude any dividends which are made to Parent as intercompany transfers.

     "Board of Directors" shall mean the board of directors of the Corporation,
      ------------------
and, unless the context indicates otherwise, shall also mean, to the extent permitted by law, any committee thereof authorized, with respect to any particular matter, to excise the power of the board of directors of the Corporation with respect to such matter.

     "Dividends" and "Dividend Payment Date" have the meanings set forth in
      ---------       ---------------------
Section 4(vi)(c)(1).

     "Exchange Date," "Exchange Period" and "Exchange Price" have the meanings
      --------------   ---------------       --------------
set forth in Section 4(vi)(f)(1).

     "Initial Exchange Price" has the meaning set forth in Section 4(vi)(f)(1).
      ----------------------

     "Issue Date" has the meaning set forth in Section 4(vi)(c)(1).
      ----------

     "Junior Stock" shall mean any class or series of capital stock of the
      ------------
Corporation which may be issued which, at the time of issuance, is not declared to be on a parity with or senior to the Series B Preferred Stock as to: dividends and rights upon liquidation, winding up and dissolution.

     "Liquidation Amount" has the meaning set forth in Section 4(vi)(d)(1).
      ------------------

     "Liquidation Value" shall mean $1000.00 per share of Series B Preferred
      -----------------
Stock.

     "Parent's Board of Directors" shall mean the board of directors of Parent,
      ---------------------------
and, unless the context indicates otherwise, shall also mean, to the extent permitted by law, any committee thereof authorized, with respect to any particular matter, to exercise the power of the board of directors of Parent with respect to such matter.

     "PI Change in Control" shall occur upon (i) the acquisition by any
      --------------------
individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2)of the Exchange Act), other than Apollo Management, L. P. and/or its Affiliates of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of fifty-one percent (51%) or more of the combined voting power of the then outstanding voting securities of Parent entitled to vote generally in the election of directors or (ii) the offering, in the aggregate, of ten percent (10%) of PI Common Stock (on a fully diluted basis) in one or a series of public offerings.

     "PI Common Stock" shall mean the common stock, $0.01 par value, of Parent,
      ---------------
which term shall include, where appropriate, in the case of any reclassification, recapitalization or other change in the PI Common Stock, or in the case of a consolidation or merger of Parent with or into another Person affecting the PI Common Stock, such capital stock to which a holder of the PI Common Stock shall be entitled upon the occurrence of such event.

     "PI Preferred Stock" shall mean Series A Preferred Nonparticipating Pay-In-
      ------------------
Kind Stock of Parent.

     "Parent" shall mean Pacer International, Inc., a Tennessee corporation.
      ------

     "Participation Dividend" has the meaning set forth in Section 4(vi)(c)(1).
      ----------------------

     "Person" shall mean an individual, corporation, trust, partnership, limited
      ------
liability company, joint venture, unincorporated organization, government agency or any agency or political subdivision thereof, or other entity.

     "Preference Amount" has the meaning set forth in Section 4(vi)(d)(1).
      -----------------

     "Purchase Date," "Purchase Notice" and "Purchase Period" have the meanings
      -------------    ---------------       ---------------
set forth in Section 4(vi)(h)(1).

     "Stock Dividend" has the meaning set forth in Section 4(vi)(c)(1).
      --------------

     5. Elections of directors need not be by written ballot unless required by the By-laws of the Corporation. Any director may be removed from office either with or without cause at any time by the affirmative vote of the holders of a majority of the outstanding stock of the Corporation entitled to vote, given at a meeting of the stockholders called for that purpose, or by the consent of the holders of a majority of the outstanding stock of the Corporation entitled to vote, given in accordance with Section 228 of the DGCL.

     6. In furtherance and not in limitation of the powers conferred upon the Board of Directors by law, the Board of Directors shall have the power to make, adopt, alter, amend and repeal from time to time the By-laws of the Corporation, subject to the right of the stockholders entitled to vote with respect thereto to alter, amend and repeal By-laws made by the Board of Directors.

     7.   (i)    A director of the Corporation shall not be personally liable to the Corporation or to its stockholders for monetary damages for breach of fiduciary duty as a director of the Corporation, except for liability (a) for any breach of the director's duty of loyalty to the Corporation or to its stockholders, (b) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (c) under Section 174 of the DGCL, or (d) for any transaction from which the director derives any improper personal benefit.

          (ii) Each person who was or is made a party or is threatened to be made a party to or is involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative (hereinafter a "proceeding"), by reason of the fact that he or she, or a person of whom he or she is the legal representative, is or was a director or officer of the Corporation or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation or of a partnership, joint venture, trust or other enterprise, including service with respect to employee benefit plans, whether the basis of such proceeding is alleged action in an official capacity as a director, officer, employee or agent or in any other capacity while serving as a director, officer, employee or agent, shall be indemnified and held harmless by the Corporation to the fullest extent authorized by the DGCL, as the same exists or may hereafter be amended (but, in the case of any such amendment, to the best extent permitted by law, only to the extent that such amendment permits the Corporation to provide broader indemnification rights than said law permitted the Corporation to provide prior to such amendment), against all expense, liability and loss (including, without limitation, attorneys' fees, judgments, fines, amounts paid or to be paid in settlement, and excise taxes or penalties arising under the Employee Retirement Income Security Act of 1974) reasonably incurred or suffered by such person in connection therewith and such indemnification shall continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of his or her heirs, executors and administrators; provided, however, that, except as provided in
                              --------  -------
Clause (iii) hereof, the Corporation shall indemnify any such person seeking indemnification in connection with a proceeding (or part thereof) initiated by such person only if such proceeding (or part thereof) was authorized by the Board of Directors. The right to indemnification conferred in this Section 7 shall be a contract right and shall include the right to be paid by the Corporation the expenses incurred in defending any such proceeding in advance of its final disposition; provided, however, that, if the DGCL requires, the
                       --------  -------
payment of such expenses incurred by a director or officer in his or her capacity as a director or officer (and not in any other capacity in which service was or is rendered by such person while a director or officer, including, without limitation, service to an employee benefit plan) in advance of the final disposition of a proceeding, shall be made only upon delivery to the Corporation of an undertaking, by or on behalf of such director or officer, to repay all amounts so advanced if it shall ultimately be determined that such director or officer is not entitled to be indemnified under this Section 7 or otherwise. The Corporation may, by action of the Board, provide indemnification to employees and agents of the Corporation with the same scope and effect as the foregoing indemnification of directors and officers.

          (iii) It shall be a defense to any such action (other than an action brought to enforce a claim for expenses incurred in defending any proceeding in advance of its final disposition where the required undertaking, if any is required, has been tendered to the Corporation) that the claimant has not met the standards of conduct which make it permissible under the DGCL for the Corporation to indemnify the claimant for the amount claimed, but the burden of proving such defense shall be on the Corporation. Neither the failure of the Corporation (including its Board of Directors, independent legal counsel, or its stockholders) to have made a determination prior to the commencement of such action that indemnification of the claimant is proper in the circumstances because he or she has met the applicable standard of conduct set forth in the DGCL, nor an actual determination by the Corporation (including its Board of Directors, independent legal counsel, or its stockholders) that the claimant has not met such applicable standard of conduct, shall be a defense to the action or create a presumption that the claimant has not met the applicable standard of conduct.

          (iv) The right to indemnification and the payment of expenses incurred in defending a proceeding in advance of its final disposition conferred in this Section 7 shall not be exclusive of any other right which any person may have or hereafter acquire under any statute, provision of the Second Amended and Restated Certificate of Incorporation or By-Laws, agreement, vote of stockholders or disinterested directors or otherwise.

          (v) The Corporation may maintain insurance, at its expense, to protect itself and any director, officer, employee or agent of the Corporation or another corporation, partnership, joint venture, trust or other enterprise against any such expense, liability or loss under the DGCL.

          (vi) Any repeal or modification of this Section 7 by the stockholders of the Corporation shall not adversely affect any right or protection of a director of the Corporation existing at the time of such repeal or modification.

     8. Whenever a compromise or arrangement is proposed between this Corporation and its creditors or any class of them or between this Corporation and its stockholders or any class of them, any court of equitable jurisdiction within the State of Delaware may, on the application in a summary way of this Corporation or of any creditor or stockholder thereof or on the application of any receiver or receivers appointed for this Corporation under the provision of
Section 291 of the DGCL or on the application of trustees in dissolution or of any receiver or receivers appointed for this Corporation under the provisions of
Section 279 of the DGCL, order a meeting of the creditors or class of creditors, or of the stockholders or class of stockholders of this Corporation, as the case may be, to be summoned in such manner as the said court directs. If a majority in number representing three-fourths in value of the creditors or class of creditors, or of the stockholders or class of stockholders of this Corporation, as the case may be, agree to any compromise or arrangement and to any reorganization of this Corporation as a consequence of such compromise or arrangement, the said compromise or arrangement and the said reorganization shall, if sanctioned by the court to which said application has been made, be binding on all the creditors or class of creditors, or on all of the stockholders or class of stockholders, of this Corporation, as the case may be, and also on this Corporation.